Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the “Agreement”) entered into as of March 30, 2016 (“Effective Date”), by LIFELOGGER TECHNOLOGIES CORP., a Nevada corporation (the “Company”), on the one hand, and PIXORIAL, INC., a Colorado corporation (“Pixorial”), and ANDRES ESPINIERA (“Andres”), on the other. Each of the Company, Pixorial and Andres may also be referred to herein as a “Party, and, collectively, as the “Parties.”

WITNESSETH

WHEREAS, the Company, Pixorial and Andres entered into that certain Asset Purchase Agreement dated on or about November 10, 2015 (the “APA”) and now wish to amend the APA as hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, hereby agree as follows:

1. Amendment. Article 3., Closing, Section 3.1, Closing, is hereby amended to read as follows:

3.1 Closing. The closing (the “Closing” or “Closing Date”) of the transactions contemplated by this Agreement shall take place no later than April 30, 2016 at such place designated by the Company subject to the satisfaction of all conditions precedent described in Sections 8 and 9 hereof.

2. Ratification. The Parties hereby ratify and affirm the APA and such other documents and instruments as may have been executed by them coincident with their execution of the APA (in such case, “Other Transaction Documents”), and hereby express that it is their intention that any provisions of the APA or Other Transaction Documents that may have been based upon the Closing Date as expressed in the APA, be modified to give effect to the amendment to the Closing Date herein contained.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:		PIXORIAL:

Lifelogger Technologies Corp.		Pixorial, Inc.
a Nevada corporation		a Colorado corporation

By:	/s/ Stewart Garner	By:	/s/ Andres Espineira
	Stewart Garner	Name:	Andres Espineira
	Chief Executive Officer	Title:	Chief Executive Officer

/s/ Andres Espineira
Andres Espineira